Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) is entered into as of October 8, 2018, by GREEN PLAINS INC., a Delaware corporation (“Guarantor”), for the benefit of VALERO RENEWABLE FUELS COMPANY, LLC (“Buyer”).  Terms used but not defined herein shall have the meanings assigned to them in the APA (as defined below).

RECITALS

A.GREEN PLAINS BLUFFTON LLC and GREEN PLAINS HOLDINGS II LLC (collectively, “Obligor”), have entered into that certain Asset Purchase Agreement dated as of October 8, 2018 with Buyer for the sale and purchase of the Purchased Assets comprising the Ethanol Plants (the “APA”)

B.Obligor and Seller have entered into or will enter into the Transaction Documents.

C.As a condition precedent to Closing under the APA and the execution and delivery of the Transaction Documents, Seller requires the execution of this Agreement.

D.Guarantor, directly or indirectly, owns all of the equity interests in Obligor.

NOW THEREFORE, as a material inducement to Buyer to enter into the APA and the Transaction Documents with Obligor, and in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Buyer as follows:

Section 1.1   Organization and Qualification. Guarantor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware.

Section 1.2    Due Authority.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not violate, breach or contravene Guarantor’s governing documents.  This Agreement has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting enforcement of creditors’ rights generally and (ii) principles of equity affecting the availability of specific performance and other equitable remedies.

Section 1.3    Solvency.  There are no bankruptcy, insolvency, reorganization, receivership or similar procedures pending with respect to, being contemplated by or, to the knowledge of Guarantor, threatened against Guarantor.  Guarantor is not insolvent and will not be rendered insolvent as a result of execution of this Agreement.  Guarantor has the financial capacity to perform all of its obligations under this Agreement.

Section 1.4    Consideration. Guarantor has received adequate consideration for entering into this Agreement, including the execution of the APA and the other Transaction Documents by Buyer and Obligor, and the undertaking of the Obligations (as defined below) by Obligor.

ARTICLE II
GUARANTY OF OBLIGATIONS

Section 2.1    Guaranty.

(a)Subject to any rights, setoffs, counterclaims, and any other defenses that the Guarantor expressly reserves to itself under this Agreement, Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Buyer the due and punctual payment by Obligor of all amounts payable by Obligor under the APA and the other Transaction Documents (all such obligations, terms and provisions as now or hereafter in existence being collectively called the “Obligations”), whether according to the present terms thereof, or pursuant to any change in the terms, covenants and conditions thereof at any time hereafter made or granted, including pursuant to any amendments, extensions or renewals of the APA, the other Transaction Documents or the Obligations. Guarantor agrees and acknowledges that no amendment, extension or renewal of the APA, the other Transaction Documents or the Obligations will discharge or otherwise affect the liability of Guarantor under this Agreement.  Guarantor shall not be liable hereunder for special, consequential, exemplary, tort or other damages except to the extent the same comprise Obligations.

(b)In the event that Obligor shall fail in any manner whatsoever to pay the Obligations, when and as the same shall be required to be paid under the terms of the APA or the other Transaction Documents, Guarantor will itself, in accordance with the terms of the APA or other Transaction Documents, duly and punctually pay such Obligations, or cause the same to be duly and punctually paid as if Guarantor were itself the obligor with respect to such Obligations under the APA or the other Transaction Documents, as applicable. All sums payable to Buyer under this Agreement shall be paid within ten (10) Business Days after Buyer’s demand for payment is received, in immediately available funds in lawful money of the United States of America.

Section 2.2    No Demand or Notice.

(a)It shall not be a condition to the guarantees and agreements set forth in Section 2.1 (the “Guaranty”) that Buyer shall have first made any request of, or demand upon, or given any notice of the occurrence of a default under the APA or the other Transaction Documents

(unless such notice is specifically required under the APA or the other Transaction Documents) or any other notice whatsoever to, Guarantor or Obligor or any other person, or shall have instituted any action or proceeding against Obligor or any other person in respect thereof, or shall have joined Obligor in any such action or proceeding.

(b)Buyer, in asserting the benefit of the Guaranty shall give prompt notice to Guarantor of any failure by Obligor to pay, perform or observe any Obligation; provided, however, that any failure, delay (subject to applicable statutes of limitations) or defect in the giving of such notice shall not alter or affect the Guaranty under this Agreement.

Section 2.3    Waiver of Resort to Security. Guarantor further agrees that this Agreement constitutes a continuing guarantee of payment when due and not a guarantee of collection, and Guarantor waives any right to require as a condition to its Guaranty that any resort be had by Buyer to any security held for the payment of any Obligation.

Section 2.4    No Discharge. The Guaranty is and shall remain absolute and unconditional irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor, as the case may be, with respect to its Guaranty.

Section 2.5    Waivers by Guarantor.

(a)Guarantor hereby waives with respect to its Guaranty but without prejudice to the rights of the parties to the APA or the other Transaction Documents, any notice of acceptance of this Agreement by Buyer, grace, presentment, demand, protest, notice of the occurrence of a default under the APA or the other Transaction Documents and any other notices of any kind whatsoever and promptness in making any claim or demand hereunder (subject to applicable statutes of limitations).

(b)The Guaranty shall not be affected by (i) any extension or modification of the APA, the other Transaction Documents or any agreement related to the foregoing, (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of the APA, the other Transaction Documents or of any agreement related to the foregoing, including any change in the time, manner or place of payment or performance of any of the obligations under the APA or the other Transaction Documents or (iii) the release of any security held for payment of any Obligations.

Section 2.6    No Reduction. The Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, except as provided in Section 2.9.

Section 2.7    Enforcement. Notwithstanding anything herein to the contrary, Buyer may proceed to enforce the Guaranty against Guarantor without first pursuing or exhausting any right or remedy that Buyer or any of its successors or assigns may have against Obligor or any other person.

Section 2.8    Continued Effectiveness. The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation of Obligor is rescinded or must otherwise be restored or returned by the person receiving such payment upon the insolvency, bankruptcy or reorganization of Obligor, all as though such payment or part thereof had not been made.

Section 2.9    Certain Defenses. Nothing herein is intended to deny to Guarantor, and it is expressly agreed that Guarantor shall have and may assert, any and all the defenses, set-offs, counterclaims and other rights (other than those relating to insolvency, bankruptcy or reorganization as described in Section 2.8) with regard to any Obligation that Obligor may possess except as set forth herein or any other defense Obligor may possess relating to lack of validity or enforceability of the APA, the other Transaction Documents or any other agreement or instrument relating to the foregoing as against Obligor arising from (a) the defective incorporation or other defective organization of Obligor, (b) Obligor’s lack of qualification to do business in any applicable jurisdiction or (c) Obligor’s defective corporate or other organizational authority to enter into, deliver or perform the APA or any other Transaction Documents.

ARTICLE III
MISCELLANEOUS

Section 3.1    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE), INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS RULES AS APPLIED IN NEW YORK.

Section 3.2    Jurisdiction; Consent to Service of Process; Waiver. Guarantor and Buyer each agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the City of New York, New York and solely in connection with claims arising under such agreement or instrument or the transactions contained in or contemplated by such agreement or instrument, (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, and (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it.  Guarantor and Buyer each hereby knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

Section 3.3    Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter.  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement.  The word “including” means “including, but not limited to”.  The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.  Any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder, all as in effect as of the date hereof.  Reference to any person includes such person’s successors and assigns.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

Section 3.4    Amendment. This Agreement may not be amended except by an instrument in writing executed and delivered by Guarantor and Seller.

Section 3.5    Notices. All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by a recognized international courier service (such as Federal Express or UPS) or mailed by registered or certified mail (postage prepaid, return receipt requested) to the relevant party hereto at the following addresses or sent by facsimile to the following numbers:

If to Guarantor, to:

Green Plains Inc.

1811 Aksarben Drive

Omaha, NE 68106

Attn: General Counsel

Telephone: (402) 315-1629

Facsimile: (402) 952-4916

If to Buyer, to:

Valero Renewable Fuels Company, LLC

One Valero Way

San Antonio, Texas  78249

Attention:  Executive Vice President and General Counsel

Telephone:  (210) 345-2031

Facsimile:  (210) 345-3214

or to such other address or facsimile number as Guarantor or Seller may, from time to time, designate in a written notice given in accordance with this Section 3.5.  Any such notice or communication shall be effective (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile transmission, upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during recipient’s normal business hours, or (c) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

Section 3.6    Public Announcements. Neither Guarantor nor Buyer will issue or make any press releases or similar public announcements concerning the Guaranty or this Agreement without the prior written consent of each of the parties hereto, except as may be required by Law.  In the event that it is required by Law to make a disclosure concerning this Agreement such party shall use diligent efforts to first notify the other parties hereto before making such disclosure.

Section 3.7    Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred by Guarantor in connection with this Agreement shall be paid by Guarantor, and all costs and expenses incurred by Buyer in connection with this Agreement shall be paid by Buyer.

Section 3.8    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.9    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, and the invalid, illegal or unenforceable provision shall be reformed to the minimum extent required to render such provision valid, legal and enforceable and in a manner so as to preserve the economic and legal substance of the transactions contemplated hereby to the fullest extent permitted by Law.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the Guaranty contemplated hereby is fulfilled to the extent possible.

Section 3.10    Assignment. This Agreement shall not be assigned by Guarantor or Buyer (including by operation of law or otherwise), except in connection with an assignment permitted under the APA or the other Transaction Documents.  Any purported assignment of this Agreement in violation of this Section 3.10 shall be null and void.

Section 3.11    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of Buyer and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.12    Counterparts. This Agreement may be executed in multiple counterparts and by Guarantor and Buyer in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Signed counterparts of this Agreement delivered via facsimile or emailed as portable document format (PDF) attachments to shall have the same binding effect as originals; provided that each party hereto uses commercially reasonable efforts to deliver to each other party hereto original signatures as soon as possible thereafter.

Section 3.13    Entire Agreement. This Agreement, the APA and the other Transaction Documents constitute the entire agreement of Guarantor and Buyer with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among Guarantor and Buyer with respect to the subject matter hereof.

Section 3.14    No Third Party Beneficiary. This Guaranty is given by Guarantor solely for the benefit of Buyer and its successors and permitted assigns, and is not to be relied upon by any other person or entity.

Section 3.15    Term of Guaranty.This Guaranty Agreement shall continue in effect until all Obligations have been satisfied.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above by its officers thereunto duly authorized.

GUARANTOR:

GREEN PLAINS INC.

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	President and Chief Executive Officer

ACCEPTED:

Valero Renewable Fuels Company, LLC

By:	/s/ Martin Parrish
Name:	Martin Parrish
Title:	Senior Vice President